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                                                                    EXHIBIT 23.2

              Consent of Independent Certified Public Accountants



Transcontinental Realty Investors, Inc.
Dallas, Texas

We hereby consent to the incorporation by reference in the Joint Proxy Statement/Prospectus constituting a part of this Registration Statement of our report dated March 25, 1999, relating to the consolidated financial statements and schedules of Continental Mortgage and Equity Trust appearing in the Trust's Annual Report on Form 10-K for the year ended December 31, 1998.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                        /s/ BDO SEIDMAN, LLP
                                        -------------------------
                                            BDO Seidman, LLP

Dallas, Texas

April 23, 1999